UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 24, 2011
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VALLEY FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	000-28342 (Commission File Number)	54-1702380 (I.R.S. Employer Identification No.)
36 Church Avenue, S.W. Roanoke, Virginia (Address of principal executive offices)	24011 (Zip Code)
Registrant’s telephone number, including area code:  (540) 342-2265

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Bylaws of Valley Financial Corporation (the “Company”) provide that no person shall stand for re-election to the Company’s Board of Directors (the “Board”) if such person reaches the age of 75 prior to the date of the annual meeting of shareholders at which an election of directors is held.  As a result of this provision, on February 24, 2011, the Board accepted Dr. Ward Stevens’ notice that he will not stand for re-election to the Board at the Company’s 2011 annual meeting of shareholders (the “Annual Meeting”).

Also on February 24, 2011, Barbara Lemon announced that she is retiring from the Board, as she will turn 75 in July 2011.  Her retirement will be effective as of the Annual Meeting, and therefore she also will not stand for re-election to the Board at the Annual Meeting.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 24, 2011, in connection with Dr. Stevens’s and Ms. Lemon’s announcements that they will not stand for re-election to the Board, the Board authorized an amendment to the Company’s Bylaws. The amendment will revise Section 2.2 of the Bylaws to decrease the size of the Company’s Board of Directors from fourteen (14) to twelve (12) directors.  The amendment will not become effective until May 4, 2011, the date of the Annual Meeting.

The text of the amendment to the Bylaws, effective May 4, 2011, is attached as Exhibit 3.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amendment to the Bylaws of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALLEY FINANCIAL CORPORATION
(Registrant)

Date: February 25, 2011	By:	/s/ Kimberly B. Snyder
Kimberly B. Snyder
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment to the Bylaws of the Company